Company Press Release

Internet Stock Market Resources, Inc. announces VOXWARE(R), INC., a leading developer of speech recognition-based products for warehousing and manufacturing markets, as newest member.

St. Petersburg, Fl. June 3 Internet Stock Market Resources, Inc. (OTC BB: ISMR) is announcing the addition of VOXWARE(R), INC., (NASDAQ: VOXW) to its listed member organization.

Voxware(R), Inc. (Nasdaq: "VOXW") is a leading developer and seller of speech recognition-based products for warehousing and manufacturing markets, as well as other industrial markets. Voxware was founded in 1993. Its corporate headquarters are in Princeton, New Jersey, with regional offices in Boston, the San Francisco Bay area, Salt Lake City, and the United Kingdom.

For on-line investor information on VOXW go to:
http://www.internetstockmarket.com/corpprof/v/voxw.html

Additional information about Voxware can be obtained on the Internet http://www.voxware.com, by sending e-mail to info.us@voxware.com or by calling Voxware's Investor Relations Department at (609) 514-4190.

To receive UPDATES on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Additional clients of Internet Stock Market Resources, Inc. who receive on-line investor relations services include: Ameralia,Inc., (NASDAQ: AALA), Fonix Corp (NASDAQ: FONX) and Infinite Group (NASDAQ: IMCI)

Internet Stock Market Resources, Inc, herewith states that no other company mentioned in this release is related to Voxware, Inc., nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph: 727.896.9696 or e-mail morrisb@internetstockmarket.com

Source: Internet Stock Market Resources, Inc.

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.